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                                                                   Exhibit 10.01

                                SECOND AMENDMENT

                                       TO

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Amendment No. 2 (the "Amendment") to the Employment Agreement (as defined below) is entered into as this 2nd day of June, 2003, by Wabash National Corporation (the "Company") and William Greubel (the "Executive").

     WHEREAS, the Company and Executive entered into an Employment Agreement dated April 12, 2002, and a First Amendment to the Employment Agreement dated December 5, 2002, (collectively the "Employment Agreement");

     WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Employment Agreement; and

     WHEREAS, pursuant to Section 12 of the Employment Agreement, the parties to the Employment Agreement hereby wish to amend the Employment Agreement to provide for the reimbursement of certain expenses incurred by the Executive in connection with the Evansville Home.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, agreements, covenants, representations and warranties set forth below and in the Employment Agreement, the parties hereto agree as follows:

     1. RELOCATION EXPENSES. The fifth through ninth sentences of Section 3.6 of the Employment Agreement, beginning with the words "If the Executive is unable..." are hereby deleted and replaced in their entirety with the following:

     From November 1, 2002 through November 1, 2003 or until such time as the Executive is able to close on the sale of the Evansville Home, whichever is sooner, the Company shall reimburse the Executive for the monthly payment of Two Thousand Seven Hundred Thirty Four Dollars and Zero Cents ($2,734.00) in monthly principal and interest on the Executive's mortgage on the Evansville Home, and the reasonable monthly electric, heating and cooling and insurance expenses of the Evansville Home. In addition, the Company shall reimburse the Executive for reasonable expenses pertaining to the following: lawn care, home security, home repairs, homeowner's dues and, also, for taxes payable November, 2002 and May, 2003. Except as specified herein, Executive shall be responsible for all other expenses associated with the Evansville Home. Such costs, exclusive of those costs attributable to payment or reimbursement of taxes, to be grossed up so that the Executive pays no federal or state income taxes for such expenses.

     Notwithstanding the foregoing, if the Executive is unable to sell the Evansville Home for the fair market value of the Evansville Home on the date (the "Listing Date") that the Executive put the Evansville Home on the market, then the Company may, in its sole discretion, choose to buy the Evansville Home from the Executive at the fair market value on the Listing Date or direct that the Evansville Home be sold to a third party. If


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     the Company directs that the Evansville Home be sold to a third party, the
     Company shall reimburse the Executive the difference between the sales price and the fair market value of the Evansville Home as of the Listing Date. Accordingly, all offers for the purchase of the Evansville Home that are presented to the Executive must be presented to the Company and the Company may direct the Executive to accept any offer for the purchase of the home that has reasonable and customary market terms.

          This Agreement terminates upon the sale of or the Company's purchase of the Evansville home or by November 1, 2003, whichever is earlier; This Agreement can be extended subject to Board of Directors approval and evaluation of need for further extension of the Agreement.

     2. AMENDMENTS. This Amendment may be amended or modified only by a written instrument executed by both the Company and the Executive.

     3. GOVERNING LAW. This Amendment shall be construed, interpreted and enforced in accordance with the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first hereinabove written.

                                     WILLIAM GREUBEL



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                                     WABASH NATIONAL CORPORATION




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